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                            Subsidiaries of Intermet                  EXHIBIT 21

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Name of Subsidiary                                             Incorporation or Place of Organization
------------------                                             --------------------------------------
Alexander City Casting Company, Inc.                           Alabama

Cast-Matic Corporation                                         Michigan

Columbus Foundry, L.P.                                         Delaware

Columbus Neunkirchen Foundry GmbH                              Germany

Diversified Diemakers, Inc.                                    Delaware

Frisby P.M.C., Incorporated                                    Illinois

Ganton Technologies, Inc.                                      Illinois

Intermet International, Inc.                                   Georgia

Iowa Mold Tooling Co., Inc.                                    Iowa

Ironton Iron, Inc.                                             Ohio

Lynchburg Foundry Company                                      Virginia

Northern Castings Corporation                                  Georgia

Tool Products, Inc.                                            Delaware

Vorpommersche Eisenwerke GmbH Ueckermunde                      Germany

Wagner Castings Company                                        Delaware

Wagner Havana, Inc.                                            Delaware

Intermet wholly owns the above subsidiaries directly or indirectly, unless otherwise indicated.
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